SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2009

BLOGGERWAVE INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-154221	26-3126279
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Humlebaek Strandvej 21 DK-3050 Humlebaek Denmark
(Address of principal executive offices)
(45) 5040 1749
(Registrant’s Telephone Number)

Elevated Concepts, Inc.
5 Revere Drive, Suite 200
Northbrook, IL 60062
(Former name or former address, if changed since last report)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 201
San Diego, CA 92103
main phone: 619.399.3090
fax: 619.330.1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: statements relating to our ability to raise sufficient capital to finance our planned operations for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intends,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” in this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this Current Report and unless otherwise indicated, the terms “we,” “us,” the “Company” and “Bloggerwave” refer to Bloggerwave Inc. (f/k/a Elevated Concepts, Inc.).

Item 1.01                      Entry into a Material Definitive Agreement.

On September 9, 2009, Elevated Concepts, Inc., a Nevada corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bloggerwave ApS, a private company incorporated under the laws of Denmark (“Bloggerwave”). In accordance with the terms and provisions of the Merger Agreement, the Company: (i) issued an aggregate of 5,000,000 shares of its common stock to the shareholders of Bloggerwave (the “Bloggerwave Shareholders”) on the basis of 50,000 restricted shares of the Company for each one share held of record by the Bloggerwave Shareholder; and (ii) within 10 days will issue a further 3,000,000 shares of its common stock to the management of Bloggerwave (the “Bloggerwave Management”).  As a result of the Merger Agreement, the Registrant changed its name to Bloggerwave Inc. by way of Certificate of Amendment to its Articles of Incorporation filed with the Nevada Secretary of State on November 19, 2009.

Following the closing of the Merger Agreement, Bloggerwave ApS, a Danish corporation, is now a wholly oeprating owned subsidiary of the Registrant.

The shares of common stock of the Company will be issued to the Bloggerwave Shareholders and the Bloggerwave Management in reliance upon the exemption from registration provided by Section 4(2) and Regulation S of the Securities Act of 1933, as amended.

The above description of the Agreement and Plan of Merger is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, a copy of such Agreement is filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

Item 2.01                      Completion of Acquisition of Disposition of Assets

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. The acquisition was accounted for as a recapitalization effected by Merger Agreement, wherein Bloggerwave is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value. As a result of the Merger Agreement, our principal business became the business of Bloggerwave, which is more fully described below.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we completed a Merger with Bloggerwave. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the merger transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the Merger Agreement, except that information relating to periods prior to the date of the merger only relates to the Registrant unless otherwise specifically indicated.

ITEM 1.    BUSINESS

We were incorporated in the State of Nevada on December 21, 2006, under the name Elevated Concepts, Inc. On November 19, 2009, we filed a Certificate of Amendment with the Nevada Secretary of State changing our name to Bloggerwave Inc.

From inception through September 9, 2009, our business model was to export and sell green,  eco-friendly,  biodegradable,  non-toxic  household  products and building materials used in housing  construction  and home  renovation  in the emerging  markets of Russia,  Ukraine  and other  Eastern  European  countries  from  North  American manufacturers. We planned to start with sale and distribution of constructions and household  materials which will be used in "green  development"  projects in the suburban areas of Moscow, Russia.

However, on September 9, 2009, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Bloggerwave Inc., a company incorporated under the laws of Denmark (“Bloggerwave”).  Per the terms of the  Merger Agreement, the Registrant would survive the merger as the operating company. In accordance with the terms and provisions of the Merger Agreement, the Company: (i) issued an aggregate of 5,000,000 shares of its common stock to the shareholders of Bloggerwave (the “Bloggerwave Shareholders”) on the basis of 50,000 restricted shares of the Company for each one share held of record by the Bloggerwave Shareholder; and (ii) issued 3,000,000 shares of its common stock to the management of Bloggerwave (the “Bloggerwave Management”).

As a result of the Merger Agreement, the Registrant changed its name to Bloggerwave Inc. by way of Certificate of Amendment to its Articles of Incorporation filed with the Nevada Secretary of State on November 19, 2009.

Following the closing of the Merger Agreement, Bloggerwave Inc., a Danish corporation, is now a wholly owned operating subsidiary of the Registrant.

Overview

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services.

Savvy consumers are increasingly distrustful of traditional modes of advertising, and are turning in ever-growing numbers to the Internet to seek unbiased opinions for product and service reviews. In this marketing environment where consumers increasingly turn to each other for advice and recommendations for new products, tapping into the millions of independent bloggers worldwide is the crucial next step for any company seeking to reach its desired market.

Bloggerwave’s innovative business model connects corporate clients directly with thousands of pre-approved bloggers around the globe, giving the bloggers the opportunity to write about and “review” specific products or services and include a link to the company’s website. Once a company is blogged about, it increases its Internet buzz, credibility, site hits, ranking on search engines –and ultimately, its bottom line.

Bloggerwave also delivers something no other form of advertising can: credibility. Blogs are seen as independent, so readers’ defenses are down –a blog review is not perceived as blatant advertising, but as an unbiased opinion from a trusted blogger with a loyal, regular following. A blogger’s promotion of a company is the best credibility possible. Bloggerwave gives companies the key to gaining this credibility on the Internet.

Bloggerwave is the leading business of its kind within Europe.

Mission

Bloggerwave helps its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services.

The Company already has over 27,000 registered bloggers, and has served many big-name corporate clients.

Bloggerwave intends to maintain its leadership position mission in Europe, and expand into markets in Asia and the U.S.

History

Bloggerwave is a young, dynamic European company founded by two entrepreneurs in Humlebaek, Denmark.

The business rationale behind Bloggerwave was based on an emerging trend on the Internet: the meteoric rise and power of social media (blogs, online communities and networks such as MySpace and Facebook). Thomsen and Lemmeke saw these emerging forms of media as new, unchartered platforms for lucrative advertising opportunities. Not blatant or obtrusive advertising in the form of flashing or moving banner ads, but advertising via subtle promotion within the media themselves. They had the idea to incentive bloggers with wide readerships to review, try out, or promote certain products or services, writing about them on their blogs. In the Information Age where people are inundated and growing weary and distrustful of advertising, consumers are increasingly turning to their peers on the internet for honest product reviews or opinions. The Bloggerwave business model capitalizes on this paradigm shift in consumer focus, and targets the blogs (or consumer peers) directly for marketing opportunities.

Paying bloggers to write independently about a company’s products or services is the ultimate publicity strategy. Blogs are seen as independent, so readers’ defenses are down –a blog review is not perceived as blatant advertising, but as an unbiased opinion from a trusted blogger with a loyal, regular following. A blogger’s promotion of a company is the best credibility possible. Bloggerwave gives companies the key to gaining this credibility on the Internet.

Getting bloggers to write about a company increases its search engine ranking (“Search Engine Optimization”) and Internet presence in general. It is the latest and most innovative approach to advertorial advertising in an environment where consumers spend more and more hours online and increasingly turn to the Internet for consumer guidance.

Model

Bloggerwave has developed an innovative yet straight-forward business model that helps companies spread Internet buzz about their products, brands, and services. Marketers realize that blogs are gathering large, loyal and youthful followings. Bloggerwave is the key for companies wishing to access these markets.

Bloggerwave for Corporations – How it Works

1.	Corporate clients sign an agreement with Bloggerwave

2.	They log on to a secure system and post advertorial assignments for a pre-approved pool of thousands of registered bloggers worldwide

3.	Registered bloggers review the assignments for various products and services, and select relevant products or services to write about on their blogs

4.	Bloggerwave reviews blog postings to ensure they are in accordance with client guidelines, and approves appropriate postings

5.	Blogs remain published on the World Wide Web and remain for at least 30 days, but in most cases, the postings are indefinite

6.	All blogger postings are ranked by search engines and syndicated via RSS

7.	Clients pay a fee per posting. Bloggerwave pays the bloggers

8.	Clients are able to regularly review the progress of their blogging campaigns

Client Benefits

All postings are unique and are visible for at least 30 days, although in practice most postings will actually reside on the blog forever. Every blogger writes from his/her perspective. And thanks to comments from the readers, clients are able to follow their product or service is perceived very closely.

Client assignments are shown on a virtual notice board for all registered bloggers to see. Guidelines state exactly what the company wants to achieve, including if certain photos, descriptions, and links are required. Furthermore, a personal Bloggerwave team assists clients in writing the core copy and choosing which type of blog is best suited for the job.

Bloggerwave approves all assignments. Once an assignment is approved and posted on the Internet, Bloggerwave debits the client’s account. Bloggerwave pays the bloggers.

A dynamic tracking link will shows clients how their message is spreading across the internet. Every time they access their Bloggerwave account, they can view vital statistical information about how their message is spreading around the Internet.

Bloggerwave for Bloggers:

More and more people have their own blog. And it’s expanding with close to 200,000 new blogs being created every day.

Bloggers are increasingly looking for ways to earn money blogging. Posting ads, affiliate links and paid postings are potential revenue streams for bloggers.

By registering with Bloggerwave, bloggers gain access to a plethora of paid posting opportunities. Bloggers review potential assignments and select those that are relevant for their blogs and their unique ‘voice’ on the Internet. For example, a technology blogger would be more inclined to review and promote a new cell phone rather than a new cosmetic fragrance.

Once bloggers have written a post, Bloggerwave checks the links and assesses the work. The post is then either approved or rejected, and if it is approved, the blogger is paid for the post.

Bloggerwave has a diverse group of clients, from individuals to corporate clients.

The Market for Bloggerwave

Social Media Optimization

Bloggerwave is at the forefront of a developing industry: Social Media Optimization (SMO). Companies, always looking for new ways to reach their target markets, have realized that the best way to access the hearts and minds of their customers is by reaching out through social media (blogs, online communities, online social networks, etc.) Progressive companies “in the know” are now accessing their markets through viral marketing campaigns on YouTube, MySpace, Facebook, and Twitter. Commercial blogging is a logical extension of this.

Paying bloggers to write independently about a company’s products or services is the ultimate publicity strategy. Blogs are seen as independent, so readers’ defenses are down –a blog review is not perceived as blatant advertising, but as an unbiased opinion from a trusted blogger with a loyal, regular following. A blogger’s promotion of a company is the best credibility possible. Bloggerwave gives companies the key to gaining this credibility on the Internet.
Social Media Optimization has become an integral part of Online Reputation Management or Search Engine Reputation Management –strategies all organizations must now engage in if they care about their online presence and reputation.

Getting bloggers to write about a company increases its search engine ranking and Internet presence in general. It is the latest and most innovative way to market oneself, as consumers spend more and more hours online and increasingly turn to the Internet for consumer guidance.

Furthermore, smart businesses are leveraging Social Media Optimization for more than just marketing. Used strategically, SMO can help a company with product and service development, brand building, customer satisfaction and relations, business development and more. Bloggerwave enables companies to track how their message is spreading around the Internet, including consumer reactions. Bloggerwave offers clients the crucial component to any successful marketing campaign.

As Social Media Grows, so too does Social Media Optimization. Social Media Optimization influences brand awareness, reputation, improves search engine ranking, enhances traffic for desired website, generate leads, and improves internal communication and online sales very effectively.

 Why Corporations are Increasingly Using SMO

1.	Its where the consumers are

No matter how non-technical customers are - social media impacts their consumptiondecisions. Socialmedia’s impact on traditional media is increasing on a daily basis.Newspapers, television, and radio,are realizing that certain networks are sometimes even faster than the AP newswire. This impacts which news is presented in a traditional sense. The geeks, webmasters, the trendsetters, and other folks who are on the bleeding edge are now watching social media outlets and republishing to the channels that customers are consuming from.

2.	SMO increases ROI

Social Media Optimization has resulted in positive ROI that is compelling the Companies to invest more in SMO.

It has been observed that Companies with higher level of Social Media activity increased their sale considerably, while the least active ones saw a drop in sales. The Economic Intelligence Unit claims that 80% of companies out there believe that social media or has the potential to increase company revenue.

3.	The competition is doing it

Some of the projected sites of Twitter reveal that Social Media Optimization has some 100 million and will increase to 350 million users by 2011, a whopping 25% increase in activity in just one year. Internet is a vast communication device, and marketers are taking notice: 25 million users are already using this media as marketing technique.

In a March 2009 Forrester Research survey of a sample of 203 US companies pursuing online marketing, 40% currently use SMO, 55% plan on using it within the next 12 months, and 65% plan on using it in more than 12 months from now. In a few years almost all companies will be optimizing Social Media, for companies who wish to remain ahead of the curve, the time to invest in SMO is now.
4.	More Social = More Search
More Search = More Customers
More customers = More business

The web is more de-centralized than ever. After consumers do their initial searches through the Google, they start looking for communities of likeminded people. The best customers are the ones that are passionate and want to have a conversation about companies, their products, or something related. Companies need to be in these communities.

5.	Websites are irrelevant without traffic

Companies can have the most beautiful website in the world, but without traffic, it is useless. Social Media Optimization can drive already-engaged and curious customers to company websites.

SMO –The Rising Numbers

Forrester Research says the bottom line is that social media and mobiles will be the hottest trend in online marketing.

SMO marketing is a relatively new field that is closely associated with SEO marketing (engaging in strategies that ensure a company’s name turns up high on search engines). Businesses that engage in SEO are earning revenues in the $5 million USD range. SMO marketing is considered the ”next generation” of SEO marketing. The following pages charts list the top performing SEO marketing companies in the US and the UK. As SMO is so new, no such equivalent market data yet exists.

Top 5 SEO UK Companies:

Competitive Analysis

Bloggerwave, only two years old, and despite fierce competition in this new evolving market, has already managed to beat out all of its European-based competition, and has landed multi-national, Big-Name blogging campaigns. The Company has single-handedly propelled itself into the stratosphere of the world’s top Sponsored Blog Post companies.

Below is a list of Bloggerwave’s toughest International Competition, all of which are U.S.-based.

1. PayPerPost	www.PayPerPost.com
2. ReviewMe	www.reviewme.com
3. SponsoredReviews	www.sponsoredreviews.com
4. Blogsvertise	www.blogvertise.com
5. Smorty	www.smorty.com
6. PayU2Blog	www.payu2blog.com

Bloggerwave’s Competitive Advantage

Bloggerwave sets itself apart from the competition in the following ways:

European Market Leader

Bloggerwave’s competition is all U.S.-based, giving it the unique advantage of  international perspective, and direct advertising access to international markets.

Multilingual

Bloggerwave has English, Danish, Swedish, and German websites. Advertisers can reach all four linguistic markets with one advertising assignment.

Personalized Services

Each client is assigned a personal Bloggerwave team that assists them in writing their core advertising copy and provides input into which blogs are the best fit for the assignment. The team reviews all blog postings to ensure that they are in accordance with client guidelines, and then approves them on behalf of the client.

Unique Tracking Feature and Campaign Reports

Clients can regularly log on to Bloggerwave to view the progress of their blogging campaigns. Bloggerwave provides clients with a comprehensive report upon completion of the blogging campaign.

Advertising and Market Research in One

Clients can receive instant consumer feedback by following their blogging campaigns, as blog readers often post ‘reader comments’ on blog product reviews.

Marketing Strategy

Mission: To attract and maintain more advertisers

Marketing objectives:
•	Revenue growth
•	Increase advertisers by 40% each year
•	Increase repeat customers by 50% each quarter
•	Create and promote Bloggerwave brand recognition
•	Penetrate markets in US and Asia

Keys to success:
•	Exceed client expectations, emphasize personalized service and support
•	Build and maintain personal relationships with Advertisers
•	Tailor-made campaigns and comprehensive, flexible services
•	Attract more first-time clients and provide them with enough value to convert them into repeat customers

Target markets: Corporate Advertising

Positioning: Bloggerwave has already positioned itself as the premier corporate blogging company in Europe. The company’s intent is to maintain and bolster this status, as well as build its reputation in US and Asia.

Typical clients include large multinational firms that seek to bolster their public image on the Internet, educate consumers about their products, and drive sales.

Bloggerwave’s unique selling point is its personalized and tailor-made campaigns for our advertisers.

Strategy

Bloggerwave will use a combination of targeted advertising, networking, Internet Marketing and press coverage to generate visibility and communicate the message that it is the premier business of its kind, offering custom, personalized services to its corporate clients.

•	Advertising will be done in industry-specific journals

•	Face-to face networking activities will be particularly effective by leveraging existing relationships and contacts.

•	To continue attracting bloggers, Bloggerwave uses Google Ad words and blogging campaigns

•	Bloggerwave gained many of its initial clients through networking, referrals and cold calls; it will continue this practice

•	Bloggerwave regularly informs the media of its unique business model to generate press coverage and “buzz”

•	Internet marketing ― as an expert in the industry, Bloggerwave already engages in various Internet marketing strategies such as blogging campaigns and SEO.

•	Strategic partnerships are fundamental in the world of Internet commerce. Bloggerwave’s strategic alliances will help increase brand equity, reduce marketing expenses, and reduce the time-to-market.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Intellectual Property

We depend on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. To protect our proprietary technology, we rely primarily on a combination of confidentiality procedures. It is our policy to require employees and consultants to execute confidentiality agreements and invention assignment agreements upon the commencement of their relationship with us. These agreements provide that confidential information developed or made known during the course of a relationship with us must be kept confidential and not disclosed to third parties except in specific circumstances and for the assignment to us of intellectual property rights developed within the scope of the employment relationship.

Properties

Our principal executive office is located at Humlebaek Strandvej 21, DK-3050 Humlebaek, Denmark. Our telephone number is (45) 5040-1749. We rent, on a monthly basis, approximately 300 square feet of office space for USD $ 1,500 per month. The space we lease is utilized for offices purposes. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

Employees

As of December 2, 2009, we employed 2 full-time employees. None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are very good. We also frequently use third party consultants to assist in the completion of various projects. Third parties are instrumental to keep the development of projects on time and on budget.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.W., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

In addition, certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, can be viewed and printed from the investor information section of our website at www.bloggerwave.com, as soon as reasonably practicable after filing with the SEC.

*The information on the websites listed above, is not and should not be considered part of this Report and is not incorporated by reference in this document. These websites are, and are only intended to be, inactive textual references.

Government Regulation

We are not currently subject to federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to our business model. However, the Internet is increasingly popular. As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.

We are not certain how business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. We are qualified to do business only in Nevada. Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

ITEM 1A.    RISK FACTORS

Risks Relating to the Common Stock

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•	technological innovations or new products and services by the Company or its competitors;
•	additions or departures of key personnel;
•	the Company’s ability to execute its business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	industry developments;
•	economic and other external factors; and
•	period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol ELVT.OB.  However, there is limited trading activity and not currently a liquid trading market.  There is no assurance as to when or whether a liquid trading market will develop, and if such a market does develop, there is no assurance that it will be maintained.  Furthermore, for companies whose securities are quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the “OTCBB”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.  As a result, purchasers of the Company’s common stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline or could affect the Company’s ability to raise additional working capital.

If the Company’s current stockholders seek to sell substantial amounts of common stock in the public market either upon expiration of any required holding period under Rule 144 or pursuant to an effective registration statement, it could create a circumstance commonly referred to as “overhang,” in anticipation of which the market price of the Company’s common stock could fall substantially.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for the Company to raise additional financing in the future through sale of securities at a time and price that the Company deems acceptable.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s certificate of incorporation does not contain any specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; however, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

ITEM 1B.    Unresolved Staff Comments

None.

ITEM 2.     Management's Discussion And Analysis Or Plan Of Operation.

Limited operating history; need for additional capital

There is limited historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

To become profitable and competitive, we have to locate and negotiate agreements that result in revenue.  We may have to seek out additional equity financing to provide for the capital required to continue to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The Company’s functional currency is the Danish Krone (DKK) however certain transactions are denominated in United States Dollars or other currencies. Our financial statements are translated to United States Dollars for reporting purposes. Our financial statements are prepared in accordance with United States Generally Accepted Accounting Principles (GAAP).

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

RESULTS OF OPERATION

For the 3 Months Ended September 30, 2009, and 2008

During three months ended September 30, 2009, and September 30, 2008, we generated revenues of $13,934 and $41,027, respectively (a decrease in revenues of $27,093), our cost of revenues was $5,253 and $47,672 respectively (a decrease in cost of revenues of $42,419), and our gross profit (deficit) was $8,861 and $(6,645) respectively (an increase of $15,506).   The decrease in revenues are all attributable to the trickle-down effect of the worldwide economic downturn of the past 12 months.

During the three months ended September 30, 2009, we incurred general and administrative expenses in the aggregate amount of $37,653 compared to $19,617 incurred during three months ended September 30, 2008 (a decrease of $18,036). The increase in expenses incurred during three months ended September 30, 2009, compared to three months ended September 30, 2008, resulted primarily from an increase in marketing efforts to counteract the declining sales.

This resulted in a loss from operations of $(28,972) during the three months ended September 30, 2009, compared to a loss from operations of $(26,262) during the three months ended September 30, 2008.

For the 9 Months Ended September 30, 2009, and 2008

During nine months ended September 30, 2009, and September 30, 2008, we generated revenues of $41,360 and $103,637 respectively (a decrease of revenue of $62,277), our cost of revenues amounted to $25,212 and $36,271, respectively (a decrease in cost of revenues of $11,059), and our gross profit was $16,148 and $67,366, respectively (a decrease of $51,218).   The decrease in revenues, cost of revenues, and gross profit are all attributable to the trickle-down effect of the worldwide economic downturn of the past 12 months.

During the nine months ended September 30, 2009, we incurred general and administrative expenses in the aggregate amount of $62,310 compared to $123,823 incurred during nine months ended September 30, 2008 (a decrease of $61,513). The decrease in expenses incurred during nine months ended September 30, 2009, compared to nine months ended September 30, 2008, resulted from our efforts to cut costs in all areas until worldwide market conditions stabilized.

This resulted in a loss from operations of $(46,162) during the nine months ended September 30, 2009, compared to a loss from operations of $(57,265) during the nine months ended September 30, 2008.

For Fiscal Year Ended December 31, 2008, and 2007

During fiscal years ended December 31, 2008, and December 31, 2007, we generated revenues of $149,311 and $92,863, respectively (an increase in revenues of $56,448), our cost of revenues was $23,144 and $3,052, respectively (an increase in cost of revenue of $20,052), and our gross profit was $126,167 and $89,811, respectively (an increase of $36,356).   These increases in revenues, cost of revenues, and gross profit are all attributable to 2008 being a first full year of operations, whereas 2007 represented only a partial year of operations since we did not begin operations until August 2007.

During the fiscal year ended December 31, 2008, we incurred general and administrative expenses in the aggregate amount of $240,690 compared to $82,417 incurred during fiscal year ended December 31, 2007 (an increase of $158,273). The increase in expenses incurred during fiscal year ended December 31, 2008, compared to fiscal year ended December 31, 2007, resulted primarily from an increase in marketing efforts and an increase of staff to support the new sales.

This resulted in a loss from operations of ($114,512) during the fiscal year ended December 31, 2008, compared to income of $7,394 during the fiscal year ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

For the 9 Months Ended September 30, 2009 and 2008

As of September 30, 2009, our total assets were $5,469, comprised of accounts receivable and office equipment. This is a decrease in assets compared to December 31, 2008, attributable primarily to a decrease in accounts receivable as there were limited news sales and payments were received on previous sales.

As of September 30, 2009, our current liabilities were $139,169.  This is an increase over our liabilities at December 31, 2008, attributable primarily to an increase in debt to a related party and accrued liabilities.

We have not generated positive cash flows from operating activities. For nine months ended September 30, 2009, net cash flows used in operating activities were $(21,960) compared to net cash flows used in operating activities of $(4,474) for nine months ended September 30, 2008.

During nine months ended September 30, 2009, net cash flows provided by financing activities was $28,815 compared to net cash flows from financing activities of $3,850 for nine months ended September 30, 2008.  Financing in 2008 was a minimal bank credit line, whereas in 2009, the Company borrowed funds from a related party.

For Fiscal Years Ended December 31, 2008, and 2007

As of  December 31, 2008, and 2007, our total assets were $10,954 and $77,902, respectively, comprised of accounts receivable and office equipment. The decrease in assets is attributable to the establishment of improved billing and collection procedures resulting in fewer unpaid customer invoices.

As of December 31, 2008, and 2007, our current liabilities were $92,594 and $47,473, respectively (an increase of $45,121).  This increase is attributable primarily to an increase in accrued liabilities.

We have not generated positive cash flows from operating activities. For the fiscal year ended December 31, 2008, net cash flows used in operating activities were ($12,082) compared to net cash flows used in operating activities of ($33,297) for the fiscal year ended December 31, 2007.

During fiscal year ended December 31, 2008, net cash flows provided by financing activities was $9,863 compared to net cash flows provided by financing activities of $32,333 for the fiscal period ended December 31, 2007.  Financing in 2007 was from stock subscriptions and bank loans, whereas financing in 2008, was primarily from a loan from a related party.

PLAN OF OPERATION AND FUNDING

Existing working capital, cash flow from operations, further advances from the bank, as well as debt instruments or stock subscriptions are expected to be adequate to fund our operations over the next twelve months. Generally, we have financed operations to date through the proceeds of stock subscriptions, bank financing and related party loans.

In connection with our business plan, management anticipates that administrative expenses will increase over the next twelve months. Additional issuances of equity or convertible debt securities may be required which will result in dilution to our current shareholders. Furthermore, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business opportunities, which could significantly and materially restrict our business operations.

MATERIAL COMMITMENTS

We do not have any material commitments for the three and nine month periods ended September 30, 2009 and 2008, or for the fiscal year ended December 31, 2008 and 2007.

Related Party Loan

The Company owed to the Directors the following amounts on the indicated dates:

December 31, 2007	0
December 31, 2008	$11,322
September 30, 2009	$38,847

Such loans are unsecured, non-interest bearing, and have no terms for repayment. We anticipate that this amount will continue to increase over the next 12 months.

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any significant equipment during the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

GOING CONCERN

The independent auditors' report accompanying our December 31, 2008, and December 31, 2007, financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:
•	disclosure of the objectives for using derivative instruments in terms of underlying risk and accounting designation;
•	disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	disclosure of information about credit-risk-related contingent features; and
•	cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.
Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles” (“SAS No. 69”).  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.
The sources of accounting principles that are generally accepted are categorized in descending order as follows:
a)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

b)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.
c)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

d)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS No. 69 for state and local governmental entities and federal governmental entities.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.
The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.
SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of Bloggerwave does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“SFAS No. 164”).  SFAS No. 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:
a.	Determines whether a combination is a merger or an acquisition.
b.	Applies the carryover method in accounting for a merger.
c.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.
d.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.
SFAS No. 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS No. 165 provides:
1.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
3.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On June 9, 2009, the FASB issued FASB Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140” (“SFAS No. 166”).
SFAS No. 166 revises the derecognization provision of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk with respect to the assets. It also eliminates the concept of a "qualifying special-purpose entity."

This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 167 "Amendments to FASB Interpretation No. 46(R)." SFAS No. 167 amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” to improve financial reporting by companies involved with variable interest entities and to provide additional disclosures about the involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements.
This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). SFAS No. 168 establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental US generally accepted accounting principles (GAAP). The Codification did not change GAAP but reorganizes the literature.
SFAS No. 168 is effective for interim and annual periods ending after September 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

ITEM 2A.     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in foreign currency and interest rates.

EXCHANGE RATE

Our functional currency is the Danish Krone (DKK).  Since our operations are primarily outside of the United States, the fluctuation of exchange rates may have positive or negative impacts on our results of operations.

INTEREST RATE

Interest rates are generally controlled. The majority of our debt is owed to a related party which does not bear interest so fluctuations in interest rates does not impact our result of operations at this time. However, we may need to increase our reliance on bank financing or other debt instruments in the future in which case fluctuations in interest rates could have a negative impact on our results of operations.

ITEM 3.     PROPERTIES

We do not own any real estate. Our principal executive office is located at Humlebaek Strandvej 21, DK-3050 Humlebaek, Denmark. Our telephone number is (45) 5040-1749. We rent, on a monthly basis, approximately 300 square feet of office space for USD 1,500 per month. The space we lease is utilized for offices purposes. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our wind farm activities. We do not foresee any significant difficulties in obtaining any required additional facilities.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

 Compliance With Section 16(a) Of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we received, we believe that during the fiscal year ended December 31, 2008 all such filing requirements applicable to our officers and directors were complied with.

Audit Committee.

The Company intends to establish an audit committee of the Board of Directors, which will consist of soon-to-be-nominated independent directors. The audit committee’s duties would be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the Company’s Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.

The Company intends to establish a compensation committee of the Board of Directors. The compensation committee would review and approve the Company’s salary and benefits policies, including compensation of executive officers.

Code of Ethics

We adopted a code of ethics. This policy will serve as guidelines in helping employee to conduct our business in accordance with our values. Compliance requires meeting the spirit, as well as the literal meaning, of the law, the policies and the Values. It is expected that employee will use common sense, good judgment, high ethical standards and integrity in all their business dealings.

ITEM 6.                      EXECUTIVE COMPENSATION

Compensation of Officers

Option award compensation is the fair value for stock options vested during the period, a notional amount estimated at the date of the grant using the Black-Scholes option-pricing model. The actual value received by the executives may differ materially and adversely from that estimated. A summary of cash and other compensation paid in accordance with management consulting contracts for our Principal Executive Officer and other executives for the most recent three years is as follows:
Name and Principal Position	Year	Salary	Bonus Awards	Stock Awards	Other Incentive Compensation	Non-Equity Plan Compensation	Nonqualified Deferred Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Ulrik Svane Thomsen (1) Chief Executive Officer, President & Treasurer	2009 2008 2007	4,588 44,402 19,175	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
Jacob W. Lemmeke, (2) Director & Secretary	2009 2008 2007	0 39,468 19,175	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0
(1)           Mr. Thomsen receives compensation of $0 monthly commencing in September 2009.
(2)           Mr. Lemmeke receives compensation of $0 monthly commencing in September 2009.

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors'  Compensation

The persons who served as members of our board of directors, including executive officers did not receive any compensation for services as director for 2009.

ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, ANDDIRECTOR INDEPENDENCE.

The Company has borrowed funds from the directors of the Company for working capital purposes. These loans are  unsecured, non-interest bearing, and have no terms for repayment.

ITEM   8.    LEGAL PROCEEDINGS

We are not presently a party to any litigation.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since July 14, 2009 under the symbol “ELVT.OB.”  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid quotations for our common stock as reported on the OTC Bulletin Board for the periods indicated.

2009	High	Low
Third Quarter	NIL	NIL
Fourth Quarter	NIL	NIL

Information for the periods referenced above has been furnished by the OTC Bulletin Board. The quotations furnished by the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not reflect actual transactions.

We have never declared or paid any cash dividends on our common stock nor do we intend to do so in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any applicable contractual restrictions and such other factors as our board of directors deems relevant.

Indemnification of Directors and Officers

The Nevada Revised Statutes provide, in general, that a corporation incorporated under the laws of the State of Nevada, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Nevada or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Trading Information

The Company’s common stock is currently approved for quotation on the OTCBB under the symbol “ELVT.OB,” but there is currently no liquid trading market for the Company’s common stock.  The information for our transfer agent is as follows:

Wall Street Transfer Agents Inc.
Suite 202, 15388 24th Avenue
Surrey, B.C. Canada
V4A 2J2
Telephone: 604-465-7475
Fax: 604-465-7485

Holders

As of December 3, 2009, we had 17 stockholders of record.

Dividends

We have never declared or paid cash dividends. There are currently no restrictions which limit our ability to pay dividends in the future.

Purchases of Equity Securities by the Company and Affiliated Purchasers

None.

Section 15(g) of the Securities Exchange Act of 1934

Our company’s shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

Securities authorized for issuance under equity compensation plans

None.

ITEM 11.    DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.  78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay or make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation.  Neither of the foregoing events seems likely will occur.  Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the state of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

ITEM 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the articles of incorporation and bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in its best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorneys fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.
Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 14.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTINGAND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through December 7, 2009.

Item 3.02    Unregistered Sales of Equity Securities

In accordance with the terms and provisions of the Merger Agreement, on September 9, 2009, the Company issued an aggregate of 5,000,000 shares of its restricted common stock to the Bloggerwave Shareholders. The shares were valued at $ 5,000, which represents the fair value of the shares on the award date.

In accordance with the terms and provisions of the Merger Agreement, on September 30, 2009, the Company issued an aggregate of 3,000,000 shares of its restricted common stock to the Bloggerwave Management.  The shares were valued at $3,000, which represents the fair value of the shares on the award date.

The following table sets forth, as of September 30, 2009, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 12,100,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:
Ulrik Svane Thomsen Klovermarken 42 3060 Espergaerde, Denmark	500,000	4.1%
Jacob W. Lemmeke Sortevej 3 3070 Snekkersten, Denmark	500,000	4.1%
All executive officers and directors as a group (2 persons)	1,000,000	8.3%
Beneficial Shareholders greater than 5%
IQ Division Corp. (1) 1802 North Carson Street, Suite 108 Carson City, NV 89701	3,500.000	28.9%
Sapiens Alliance Ltd. (2) Akara Bldg., 24 De Castro Street Wickhams Cay I Road town, Tortola, British Virgin Islands	1,500,000	12.4%
Svaneco Ltd. (3) Akara Bldg., 24 De Castro Street Wickhams Cay I Road town, Tortola, British Virgin Islands	1,500,000	12.4%

(1)	Rene Lauritsen, a resident of Denmark, has dispositive and voting power over the shares of IQDivision Corp., a Nevada company, of which he is the sole officer and director.

(2)	Rene Lauitsen, a resident of Denmark, has dispositive and voting power over the shares of Sapiens Alliance Ltd., a BVI company, of which he is the director.

(3)	Jesper Svane, a resident of Denmark, has dispositive and voting power over the shares of Svaneco Ltd., a BVI company, of which he is the director.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

 Item 5.01   Changes in Control of Registrant

The information set forth above in Item 3.02 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As part of the terms of the Merger Agreement, the following transpired: (i) Mr. Vasili Borisov resigned as the President/Chief Executive Officer, Principal Executive Officer and a director of the Company; (ii) Ms. Nadeezda Bulicheva resigned as the Chief Financial Officer/Treasurer, Secretary, Principal Accounting Officer and as a director of the Company; (iii) Ulrik Svane Thomsen consented to act as the President, Treasurer and a director of the Company; and (iv) Jacob W. Lemmeke consented to act as the Secretary and a director of the Company.

The biographies of each of the new directors and officers are set forth below as follows:

Ulrik Svane Thomsen. Mr. Thomsen is the President, Treasurer and a director of the Company. Mr. Thomsen has over eight years experience as a certified IT manager, working both in Denmark and throughout most of Europe. He has broad experience in management positions and has worked for high profile companies such as the Marriott International, SAS and IT Consulting, where he worked three years as a project installer throughout Europe. As of the date of this Current Report, Mr. Thomsen is a director for Bloggerwave. He has used the past twenty-four months expanding and branding Bloggerwave in Europe and has great competence is establishing new ideas and concepts.

Jacob W. Lemmeke.   Mr. Lemmeke is the Secretary and a director of the Company. During the past five years, Mr. Lemmeke has been the Director of Business Development and as a Sales Manager at Wiseport, where he specialized in sales to mega chains all over Europe. As of the date of this Current Report, he is the Director of Sales for Bloggerwave. He oversees Bloggerwave operations, where he leads the interactive advertising sales and strategic development, including partnerships with major operators, publishers and ad networks. Mr. Lemmeke and his team are instrumental in launching interactive services to engage a massive base of users and creating compelling marketing opportunities for advertisers.

Item 5.03    Amendment To Articles Of Incorporation Or Bylaws; Change In Fiscal Year

On September 9, 2009, a part of the Merger Agreement, our board approved an amendment to our Articles of Incorporation to (i) change our name to "Bloggerwave Inc." and (2) change the number of authorized common stock the Company may issue to 200,000,000, par value $0.001.

We filed a Certificate of Amendment with the Nevada Secretary of State on November 19, 2009 reflecting the above and will notify the Financial Industry Regulatory Authority ("FINRA") of the name change in short order. The name Change will take effect in the market upon its approval by FINRA. Once FINRA processes the name change, we will be issued a new symbol and will disclose the change on a Current Report on Form 8-K.

Item 5.06   Change in Shell Company Status

As a result of the consummation of the Merger Agreement, the registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01   Financial Statements and Exhibits.

(a)            Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Bloggerwave Inc. for the periods ended December 31, 2008, and 2007, and the unaudited financial statements for the period ended September 30, 2009, and 2008, are filed herewith.

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Bloggerwave Inc.:

We have audited the accompanying balance sheets of Bloggerwave ApS (a Danish private corporation) as of December 31, 2008, and 2007, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the periods ended December 31, 2008, and 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bloggerwave ApS as of December 31, 2008, and 2007, and the results of its operations and its cash flows for each of the periods ended December 31, 2008, and 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has not established sources of  revenues to cover its operating costs.  As such, it has incurred an operating loss since inception.  Further, as of December 31, 2008, and 2007, the cash resources of the Company were insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan regarding these matters is also described in Note 2 to the financial statements.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/S/ Davis Accounting Group P.C.

Cedar City, Utah
October 25, 2009.

BLOGGERWAVE APS
BALANCE SHEETS (NOTE 2)
AS OF DECEMBER 31, 2008, AND 2007

ASSETS

	December 31,	December 31,
	2008	2007
Current Assets:
Cash and cash equivalents	$-	$-
Accounts receivable-Trade (net of allowance for doubtful accounts
of $0 in 2009 and 2008, respectively)	9,475	77,011

Total current assets	9,475	77,011

Property and Equipment
Computer and office equipment	2,045	1,002

Less - Accumulated depreciation and amortization	(566)	(111)

Net property and equipment	1,479	891

Total Assets	$10,954	$77,902

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Bank line of credit	$7,899	$9,358
Accounts payable - Trade	4,078	10,203
Accrued liabilities	69,295	27,912
Due to related party	11,322	-

Total current liabilities	92,594	47,473

Total liabilities	92,594	47,473

Commitments and Contingencies

Stockholders' Equity (Deficit):
Common stock, par value $18.93 per share; 1,250 shares authorized;
100 shares issued and outstanding in 2008, and 2007, respectively	1,893	1,893
Additional paid - in capital	21,082	21,082
Accumulated other comprehensive income	5,228	1,966
Retained earnings (deficit)	(109,843)	5,488

Total stockholders' equity (deficit)	(81,640)	30,429

Total Liabilities and Stockholders' Equity (Deficit)	$10,954	$77,902

The accompanying notes to financial statements are an integral part of these balance sheets.

BLOGGERWAVE APS
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (NOTE 2)
FOR YEAR ENDED DECEMBER 31,2008, AND
PERIOD ENDED DECEMBER 31, 2007

	Year Ended	Period Ended
	December 31,	December 31,
	2008	2007

Revenues, net	$149,311	$92,863

Cost of Revenues	23,144	3,052

Gross Profit	126,167	89,811

Sales, General and Administrative	240,690	82,417

Income (Loss) from Operations	(114,523)	7,394
	-
Other Income (expense):	(808)	(77)

Income(Loss) before Income Taxes	(115,331)	7,317

Provision for Income Taxes	-	(1,829)

Net Income(Loss)	(115,331)	5,488

Comprehensive Income
Foreign currency translation adjustment	3,262	1,966

Total Comprehensive Income	$(112,069)	$7,454

Income (Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(1,153.31)	$54.88

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	100	100

The accompanying notes to financial statements are an integral part of these statements.

BLOGGERWAVE APS
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (NOTE 2)
FOR THE PERIOD FROM INCEPTION (AUGUST 23, 2007)
THROUGH DECEMBER 31, 2008

				Accumulated
			Additional	Other	Retained
	Common stock		Paid-in	Comprehensive	Earnings
Description	Shares	Amount	Capital	Income	(Deficit)	Total

Balance - August 23, 2007	-	$ -	$ -	$ -	$ -	$ -
Common stock issued for cash	100	1,893	21,082	-	-	22,975
Foreign currency translation	-	-	-	1,966	-	1,966
Net income for the period	-	-	-	-	5,488	5,488

Balance -December 31, 2007	100	$ 1,893	$ 21,082	$ 1,966	$ 5,488	$ 30,429

Foreign currency translation	-	-	-	3,262	-	3,262
Net (loss) for the period	-	-	-	-	(115,331)	(115,331)

Balance - December 31, 2008	100	$ 1,893	$ 21,082	$ 5,228	$ (109,843)	$ (81,640)

The accompanying notes to financial statements are an integral part of these statements.

BLOGGERWAVE APS
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE YEAR ENDED DECEMBER 31, 2008, AND
PERIOD ENDED DECEMBER 31, 2007

	Year Ended	Period Ended
	December 31,	December 31,
	2008	2007

Operating Activities:
Net (loss)	$(115,331)	$5,488
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation and amortization	455	111
Changes in Current Assets and Liabilities-
Accounts receivable-Trade	67,536	(77,011)
Account payable - Trade	(6,125)	10,203
Accrued liabilities	41,383	27,912

Net Cash (Used in) Operating Activities	(12,082)	(33,297)

Investing Activities:
Purchases of property and equipment	(1,043)	(1,002)

Net Cash (Used in) Investing Activities	(1,043)	(1,002)

Financing Activities:
Proceeds from bank line of credit	-	9,358
Payment of principal on bank line of credit	(1,459)	-
Common stock issued for cash	-	22,975
Loan from related party	11,322	-

Net Cash Provided by Financing Activities	9,863	32,333

Effect of Exchange Rate Changes on Cash	3,262	1,966

Net Increase (Decrease) in Cash and Cash Equivalents	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008,
AND THE PERIOD ENDED DECEMBER 31,2007

(1) Summary of Significant Accounting Policies

   Basis of Presentation and Organization

Bloggerwave ApS (the “Company” or “Bloggerwave”) is a Danish corporation that was incorporated under the laws of Denmark on August 23, 2007. The business plan of the Company is to help its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. The accompanying financial statements of Bloggerwave were prepared from the accounts of the Company under the accrual basis of accounting.

   Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

  Accounts Receivable

Trade accounts receivable are recorded on services provided to customers, and generally are due under the terms of net 30 days. The trade receivables are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. As of December 31, 2008, and December 31, 2007, the balance of the allowance for doubtful account was $0 and $0, respectively. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis.

   Revenue Recognition

The Company recognizes revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. The Company is required to collect a 25 percent value-added-tax (“VAT”) on each sale. Gross revenues do not include this VAT which is remitted to the government semiannually.

   Long-lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.”  If impairment is deemed to exist, the asset will be written down to its fair value.  Fair value is generally determined using a discounted cash flow analysis.  For the year ended December 31, 2008, and the period ended December 31, 2007, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008,
AND THE PERIOD ENDED DECEMBER 31,2007
   Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). The Company’s functional currency is the Danish Krone (DKK). Under SFAS No. 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars or other currencies. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

    Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the year ended December 31, 2008, and the period ended December 31, 2007.

   Property and Equipment

Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  The Company uses the straight-line method of depreciation.  The estimated useful life for the significant property and equipment categories are as follows:

                        Computer and office equipment 3 years

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2008, and 2007, the carrying value of the Company’s financial instruments approximated fair value due to their short-term nature and maturity.

    Comprehensive Income (Loss)

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income.”  Comprehensive income or loss includes net income or loss and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. For the year ended December 31, 2008, and the period ended December 31, 2007, the only components of comprehensive income (loss) were the net income (loss) for the periods, and the foreign currency translation adjustments.

    Income Taxes

Income taxes of the Company are governed by the Income Tax Laws of Denmark. Pursuant to the Denmark Income Tax Laws, the income tax is imposed at a statutory rate of 25 percent.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008,
AND THE PERIOD ENDED DECEMBER 31,2007
   Use of Estimates

The financial statements of the Company are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2008, and 2007,  and revenues and expenses for the year ended December 31, 2008, and the period ended December 31, 2007. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the consolidated financial statements are prepared. Actual results could differ from those estimates made by management.

(2) Business Activities and Going Concern

The Company is currently devoting substantially all of its efforts towards conducting marketing of its products. The business plan of the Company is to help its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. The Company’s activities also include conducting a capital formation activity to raise capital of $22,975 through the issuance of 100 shares of its common stock.

The Company has experienced a net loss since inception amounting to $109,843 as of December 31, 2008. Since its organization and incorporation, the Company has initiated its activities in developing an innovative straight-forward business model that helps companies spread Internet buzz about their products, brands, and services. Marketers realize that blogs are gathering large, loyal and youthful followings. Bloggerwave is the key for companies wishing to access this market. While management of the Company believes that the Company will be successful in its operating activities, there can be no assurance that it will be successful in the development of its sales such that it will generate sufficient revenues to sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has generated limited revenues to cover its operating cost, and as such, has incurred an operating loss since inception. Further, as of December 31, 2008, the Company had a working capital deficit of $83,119. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

(3)           Common stock

The total number of common shares authorized that may be issued by the Company is 1,250 shares with par value at $18.93 per share. No other class of stock is authorized.

As of December 31, 2008, the Company had a total of 100 common shares issued and outstanding.

(4)           Related Party Transactions

As of December 31, 2008, and 2007, the Company owed to a Director of the Company $11,322 and $0, respectively, for working capital purposes. Such loan is unsecured, non-interest bearing, and has no terms for repayment.

(5)           Recent Accounting Pronouncement

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008,
AND THE PERIOD ENDED DECEMBER 31,2007

•	disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
•	disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	disclosure of information about credit-risk-related contingent features; and
•	cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles” (“SAS No. 69”).  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

e)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

f)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

g)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

h)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS No. 69 for state and local governmental entities and federal governmental entities.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008,
AND THE PERIOD ENDED DECEMBER 31,2007

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of Bloggerwave does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“SFAS No. 164”).  SFAS No. 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

e.	Determines whether a combination is a merger or an acquisition.
f.	Applies the carryover method in accounting for a merger.
g.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.
h.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

SFAS No. 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS No. 165 provides:

4.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

5.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
6.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2008,
AND THE PERIOD ENDED DECEMBER 31,2007

On June 9, 2009, the FASB issued FASB Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140” (“SFAS No. 166”).

SFAS No. 166 revises the derecognization provision of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk with respect to the assets. It also eliminates the concept of a "qualifying special-purpose entity."

 This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 167 "Amendments to FASB Interpretation No. 46(R)." SFAS No. 167 amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” to improve financial reporting by companies involved with variable interest entities and to provide additional disclosures about the involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements.

This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). SFAS No. 168 establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental US generally accepted accounting principles (GAAP). The Codification did not change GAAP but reorganizes the literature.

SFAS No. 168 is effective for interim and annual periods ending after September 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

(6)           Subsequent Events

On September 9, 2009, the Company entered into a merger agreement (the “Merger Agreement”) with Elevated Concepts, Inc. (“Elevated Concepts”), a Nevada corporation. Pursuant to the terms of the Merger Agreement, Elevated Concepts issued an aggregate of 5,000,000 shares of its common stock to the shareholders of the Company (the “Bloggerwave Shareholders”) on the basis of 50,000 restricted shares of the Company for each one share of record held by the Bloggerwave Shareholders;

As a result of the above share issuance, Bloggerwave ApS became a wholly owned operating subsidiary of Elevated Concepts.

On September 30, 2009, Elevated Concepts  issued a further 3,000,000 shares of its common stock to the management of the Company.

BLOGGERWAVE APS
BALANCE SHEETS (NOTE 2)
AS OF SEPTEMBER 30, 2009, AND DECEMBER 31, 2008
(Unaudited)

ASSETS
	September 30,	December 31,
	2009	2008
Current Assets:
Cash	$-	$-
Accounts receivable-Trade (net of allowance for doubtful accounts
of $ 0 in 2009, and 2008, respectively)	3,781	9,475

Total current assets	3,781	9,475

Property and Equipment
Computer and office equipment	3,002	2,045
Less-Accumulated depreciation and amortization	(1,314)	(566)
Net property and equipment	1,688	1,479
Total Assets	$5,469	$10,954

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
Current Liabilities:
Bank line of credit	$9,189	$7,899
Accounts payable-Trade	1,488	4,078
Accrued liabilities	89,645	69,295
Due to related party	38,847	11,322
Total current liabilities	139,169	92,594
Total liabilities	139,169	92,594

Commitments and Contingencies

Stockholders' (Deficit):
Common stock, par value $18.93 per share; 1,250 shares authorized;
100 shares issued and outstanding in 2009, and 2008, respectively	1,893	1,893
Additional paid-in capital	21,082	21,082
Accumulated other comprehensive income	(670)	5,228
Accumulated (deficit)	(156,005)	(109,843)
Total stockholders' (deficit)	(133,700)	(81,640)
Total Liabilities and Stockholders' (Deficit)	$5,469	$10,954

The accompanying notes to financial statements are an integral part of these balance sheets.

BLOGGERWAVE APS
STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) (NOTE 2)
FOR THE THREE AND NINE MONTHS
ENDED SEPTEMBER 30, 2009, AND 2008
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

Revenues, net	$13,934	$41,027	$41,360	$103,637
			.
Cost of Revenues	(5,253)	(47,672)	(25,212)	(36,271)

Gross Profit (Loss)	8,681	(6,645)	16,148	67,366

Sales, General and Administrative expenses	37,653	19,617	62,310	123,823

(Loss) from Operations	(28,972)	(26,262)	(46,162)	(56,457)

Other Income (Expenses)	-	-	-	(808)
	-	-	-
(Loss) before Income Taxes	(28,972)	$(26,262)	(46,162)	$(57,265)

Provision for income taxes	-	-	-	-
	-	-	-	-
Net (Loss)	(28,972)	(26,262)	(46,162)	(57,265)

Comprehensive Income (Loss)
Foreign currency translation	(4,358)	264	(670)	(3,226)

Total Comprehensive (Loss)	$(24,614)	$(26,526)	$(45,492)	$(54,039)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(289.72)	$(262.62)	$(461.62)	$(572.65)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	100	100	100	100

The accompanying notes to financial statements are an integral part of these statements.

BLOGGERWAVE APS
STATEMENTS OF CASH FLOWS (NOTE 2)
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2009, AND 2008
(Unaudited)

	Nine Months Ended
	September 30,
	2009	2008

Operating Activities:
Net (loss)	$(46,162)	$(57,265)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation and amortization	748	440
Changes in Current Assets and Liabilities-
Accounts receivable-Trade	5,694	77,011
Accounts payable-Trade	(2,590)	(410)
Accrued liabilities	20,350	(24,250)

Net Cash (Used in) Operating Activities	(21,960)	(4,474)

Investing Activities:
Purchases of property and equipment	(957)	(769)

Net Cash (Used in) Investing Activities	(957)	(769)

Financing Activities:
Proceeds from bank credit line of credit	1,290	3,850
Loan from related party	27,525	-

Net Cash Provided by Financing Activities	28,815	3,850

Effect of Exchange Rate Changes on Cash	(5,898)	1,393

Net Increase(Decrease) in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009 AND 2008
(Unaudited)
1) Summary of Significant Accounting Policies

      Basis of Presentation and Organization

Bloggerwave ApS (the “Company” or “Bloggerwave”) is a Danish corporation that was incorporated under the laws of Denmark on August 23, 2007. The business plan of the Company is to help its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. The accompanying financial statements of Bloggerwave were prepared from the accounts of the Company under the accrual basis of accounting.

     Unaudited Interim Financial Statements

The accompanying financial statements of Bloggerwave as of September 30, 2009, and December 31, 2008, and for the three months and nine months ended September 30, 2009, are unaudited. However, in the opinion of management, the financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company’s financial position as of September 30, 2009, and December 31, 2008, and the results of its operations and its cash flows for the three months and nine months ended September 30, 2009. These results are not necessarily indicative of the results expected for the fiscal year ending December 31, 2009.  The accompanying financial statements and notes thereto do not reflect all disclosures required under accounting principles generally accepted in the United States of America.  Refer to the Company’s audited financial statements as of December 31, 2008, filed with the SEC for additional information, including significant accounting policies.

     Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

    Accounts Receivable

Trade accounts receivable are recorded on services provided to customers, and generally are due under the terms of net 30 days. The trade receivables are not collateralized and interest is not accrued on past due accounts. Periodically, management reviews the adequacy of its provision for doubtful accounts based on historical bad debt expense results and current economic conditions using factors based on the aging of its accounts receivable. Additionally, the Company may identify additional allowance requirements based on indications that a specific customer may be experiencing financial difficulties. Actual bad debt results could differ materially from these estimates. As of September 30, 2009, and December 31, 2008, the allowance for doubtful accounts was $0 and $0, respectively. While management uses the best information available upon which to base estimates, future adjustments to the allowance may be necessary if economic conditions differ substantially from the assumptions used for the purposes of analysis.

       Revenue Recognition

The Company recognizes revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. The Company is required to collect a 25 percent value-added-tax (“VAT”) on each sale. Gross revenues do not include this VAT which is remitted to the government semiannually.

      Long-lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.”  If impairment is deemed to exist, the asset will be written down to its fair value.  Fair value is generally determined using a discounted cash flow analysis.  For the three months and nine months ended September 30, 2009, and 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, AND 2008
(Unaudited)
      Lease Obligations

All noncancellable leases with an initial term greater than one year are categorized as either capital or operating leases. Assets recorded under capital leases are amortized according to the same methods employed for property and equipment or over the term of the related lease, if shorter.

     Foreign Currency Translation

The Company accounts for foreign currency translation pursuant to SFAS No. 52, “Foreign Currency Translation” (“SFAS No. 52”). The Company’s functional currency is the Danish Krone (DKK). Under SFAS No. 52, all assets and liabilities are translated into United States dollars using the current exchange rate at the end of each fiscal period. Revenues and expenses are translated using the average exchange rates prevailing throughout the respective periods. Translation adjustments are included in other comprehensive income (loss) for the period. Certain transactions of the Company are denominated in United States dollars or other currencies. Translation gains or losses related to such transactions are recognized for each reporting period in the related statement of operations and comprehensive income (loss).

      Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the three months and nine months ended September 30, 2009, and 2008.

   Property and Equipment

Property and equipment are recorded at historical cost.  Minor additions and renewals are expensed in the year incurred.  Major additions and renewals are capitalized and depreciated over their estimated useful lives.  When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  The Company uses the straight-line method of depreciation.  The estimated useful life for the significant property and equipment categories are as follows:

                        Computer and office equipment  3 years

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of September 30, 2009, and December 31, 2008, the carrying value of the Company’s financial instruments approximated fair value due to their short-term nature and maturity.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, AND 2008
(Unaudited)
    Comprehensive Income (Loss)

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income.”  Comprehensive income or loss includes net income or loss and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. For three months and nine months ended September 30, 2009, and 2008, the only components of comprehensive (loss) were the net (loss) for the periods, and the foreign currency translation adjustments.

    Income Taxes

Income taxes of the Company are governed by the Income Tax Laws of Denmark. Pursuant to the Denmark Income Tax Laws, the income tax is imposed at a statutory rate of 25 percent.

   Use of Estimates

The financial statements of the Company are prepared on the basis of accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of September 30, 2009, and December 31, 2008,  and revenues and expenses for the three months and nine months ended September 30, 2009, and 2008.  Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the consolidated financial statements are prepared. Actual results could differ from those estimates made by management.

(2) Business Activities and Going Concern

The Company is currently devoting substantially all of its efforts towards conducting marketing of its products. The business plan of the Company is to help its corporate clients harness the power of the Internet by leveraging the power and credibility of blogs to promote products and services. The Company’s activities also include conducting a capital formation activity to raise capital of $22,975 through the issuance of 100 shares of its common stock.

The Company has experienced a net loss since inception amounting to $156,005 as of September 30, 2009. Since its organization and incorporation, the Company has initiated its activities in developing an innovative straight-forward business model that helps companies spread Internet buzz about their products, brands, and services. Marketers realize that blogs are gathering large, loyal and youthful followings. Bloggerwave is the key for companies wishing to access this market. While management of the Company believes that the Company will be successful in its operating activities, there can be no assurance that it will be successful in the development of its sales such that it will generate sufficient revenues to sustain its operations.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has generated limited revenues to cover its operation cost, and as such, has incurred an operating loss since inception. Further, as of September 30, 2009, the Company had a working capital deficit of $135,388. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

(3)              Common stock

The total number of common shares authorized that may be issued by the Company is 1,250 shares with par value at $18.93 per share. No other class of stock is authorized.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, AND 2008
(Unaudited)

As of September 30, 2009, the Company had a total of 100 common shares issued and outstanding.

(4)           Related Party Transactions

As of September 30, 2009, the Company owed to a Director of the Company $38,847 for working capital purposes. Such loan is unsecured, non-interest bearing, and has no terms for repayment.

(5)           Recent Accounting Pronouncement

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement 133” (“SFAS No. 161”).  SFAS No. 161 enhances required disclosures regarding derivatives and hedging activities, including enhanced disclosures regarding how:  (a) an entity uses derivative instruments; (b) derivative instruments and related hedged items are accounted for under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; and (c) derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  Specifically, SFAS No. 161 requires:

•	disclosure of the objectives for using derivative instruments be disclosed in terms of underlying risk and accounting designation;
•	disclosure of the fair values of derivative instruments and their gains and losses in a tabular format;
•	disclosure of information about credit-risk-related contingent features; and
•	cross-reference from the derivative footnote to other footnotes in which derivative-related information is disclosed.

SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008.  Earlier application is encouraged.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”).  SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (“GAAP”) for nongovernmental entities.

Prior to the issuance of SFAS No. 162, GAAP hierarchy was defined in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards, “The Meaning of Present Fairly in Conformity with Generally Accept Accounting Principles” (“SAS No. 69”).  SAS No. 69 has been criticized because it is directed to the auditor rather than the entity.  SFAS No. 162 addresses these issues by establishing that the GAAP hierarchy should be directed to entities because it is the entity (not the auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.

The sources of accounting principles that are generally accepted are categorized in descending order as follows:

i)
FASB Statements of Financial Accounting Standards and Interpretations, FASB Statement 133 Implementation Issues, FASB Staff Positions, and American Institute of Certified Public Accountants (AICPA) Accounting Research Bulletins and Accounting Principles Board Opinions that are not superseded by actions of the FASB.

j)	FASB Technical Bulletins and, if cleared by the FASB, AICPA Industry Audit and Accounting Guides and Statements of Position.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, AND 2008
(Unaudited)

k)
AICPA Accounting Standards Executive Committee Practice Bulletins that have been cleared by the FASB, consensus positions of the FASB Emerging Issues Task Force (EITF), and the Topics discussed in Appendix D of EITF Abstracts (EITF D-Topics).

l)
Implementation guides (Q&As) published by the FASB staff, AICPA Accounting Interpretations, AICPA Industry Audit and Accounting Guides and Statements of Position not cleared by the FASB, and practices that are widely recognized and prevalent either generally or in the industry.

SFAS No. 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to its authoritative literature.  It is only effective for nongovernmental entities; therefore, the GAAP hierarchy will remain in SAS No. 69 for state and local governmental entities and federal governmental entities.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In May 2008, the FASB issued FASB Statement No. 163, “Accounting for Financial Guarantee Insurance Contracts” (“SFAS No. 163”).  SFAS No. 163 clarifies how FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises” (“SFAS No. 60”), applies to financial guarantee insurance contracts issued by insurance enterprises, including the recognition and measurement of premium revenue and claim liabilities.  It also requires expanded disclosures about financial guarantee insurance contracts.

The accounting and disclosure requirements of SFAS No. 163 are intended to improve the comparability and quality of information provided to users of financial statements by creating consistency.  Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under SFAS No. 60, “Accounting and Reporting by Insurance Enterprises.”  That diversity results in inconsistencies in the recognition and measurement of claim liabilities because of differing views about when a loss has been incurred under FASB Statement No. 5, “Accounting for Contingencies” (“SFAS No. 5”).  SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation.  It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations and (b) the insurance enterprise’s surveillance or watch list.

SFAS No. 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and all interim periods within those fiscal years, except for disclosures about the insurance enterprise’s risk-management activities.  Disclosures about the insurance enterprise’s risk-management activities are effective the first period beginning after issuance of SFAS No. 163.  Except for those disclosures, earlier application is not permitted.  The management of Bloggerwave does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 22, 2009, the FASB issued FASB Statement No. 164, “Not-for-Profit Entities: Mergers and Acquisitions” (“SFAS No. 164”).  SFAS No. 164 is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities. To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

i.	Determines whether a combination is a merger or an acquisition.
j.	Applies the carryover method in accounting for a merger.
k.	Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.
l.	Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, AND 2008
(Unaudited)

SFAS No. 164 is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On May 28, 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (“SFAS No. 165”).  SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, SFAS No. 165 provides:

7.
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

8.	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.
9.	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

On June 9, 2009, the FASB issued FASB Statement No. 166, “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No. 140” (“SFAS No. 166”).

SFAS No. 166 revises the derecognization provision of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk with respect to the assets. It also eliminates the concept of a "qualifying special-purpose entity."

 This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 167 "Amendments to FASB Interpretation No. 46(R)." SFAS No. 167 amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” to improve financial reporting by companies involved with variable interest entities and to provide additional disclosures about the involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity's financial statements.

This Statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162" ("SFAS No. 168"). SFAS No. 168 establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental US generally accepted accounting principles (GAAP). The Codification did not change GAAP but reorganizes the literature.

BLOGGERWAVE APS
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2009, AND 2008
(Unaudited)

SFAS No. 168 is effective for interim and annual periods ending after September 15, 2009. The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

(6)           Reverse Merger

On September 9, 2009, the Company entered into a merger agreement (the “Merger Agreement”) with Elevated Concepts, Inc. (“Elevated Concepts”), a Nevada corporation. Pursuant to the terms of the Merger Agreement, Elevated Concepts issued an aggregate of 5,000,000 shares of its common stock to the shareholders of the Company (the “Bloggerwave Shareholders”) on the basis of 50,000 restricted shares of the Company for each one share of record held by the Bloggerwave shareholders;

As a result of the above share issuance, Bloggerwave ApS became a wholly owned operating subsidiary of Elevasted Concepts. The transaction was treated as a reverse merger for financial reporting purposes whereby the financial statements are brought over at their historical cost bases. Expense of the reverse merger are charged to operations as incurred.

On September 30, 2009, Elevated Concepts issued a further 3,000,000 shares of its common stock to the management of the Company.

(b)            Pro Forma Financial Information.

INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following pro forma consolidated balance sheets, pro forma consolidated statements of operations and explanatory notes give effect to the merger of the Company and Bloggerwave ApS.

The pro forma consolidated balance sheets, pro forma consolidated statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. The pro forma consolidated balance sheets and the pro forma consolidated statements of operations have been prepared utilizing the historical financial statements of the Company, and Bloggerwave ApS, and should be read in conjunction with the historical financial statements and notes thereto.

The pro forma consolidated balance sheets have been prepared as if the merger accurred on December 31, 2008. The pro forma consolidated statements of operations have been prepared as if the merger occurred on October 1, 2008, and carried through to September 30, 2009.

This pro forma consolidated financial data is provided for illustrative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the merge occurred at the beginning of the fiscal period presented, nor is it necessarily indicative of the results of future operations.

BLOGGERWAVE INC.
(FORMERLY ELEVATED CONCEPTS, INC.)
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2008

	BloggerWave Inc.	Bloggerwave ApS	Pro Forma
	December 31, 2008	December 31, 2008	Adjustments	Pro Forma
ASSETS

Current Assets:
Cash and cash equivalents	$111	$9,475	$-	$9,586
Accounts receivable - Trade	670	-	-	670

Total current assets	781	9,475	-	10,256

Property and Equipments:
Computer and office equipment	2,076	2,045	-	4,121
Less-Accumulated depreciation and amortization	(464)	(566)	-	(1,030)

Net property and equipment	1,612	1,479	-	3,091

Other Assets:
Security deposit	400	-	-	400
			-
Total other assets	400	-	-	400

Total Assets	$2,793	$10,954	$-	$13,747

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Bank line of credit	$-	$7,899	$-	$7,899
Accounts payable -Trade	8,749	4,078	-	12,827
Accrued liabilities	2,824	69,295	-	72,119
Due to related party	6,255	11,322	-	17,577

Total current liabilities	17,828	92,594	-	110,422

Total Liabilities	17,828	92,594	-	110,422

Commitments and contingencies

Stockholders' (Deficit):
Common stock	5,000	1,893	5,207	12,100
Additional paid-in capital	-	21,082	(20,014)	1,068
Other accumulated comprehensive income	-	5,228	(5,228)	-
Accumulated (deficit)	(20,035)	(109,843)	20,035	(109,843)

Total Stockholders' (Deficit)	(15,035)	(81,640)	-	(96,675)

Total Liabilities and Stockholders' (Deficit)	$2,793	$10,954	$-	$13,747

BLOGGERWAVE INC.
(FORMERLY ELEVATED CONCEPTS, INC.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2008

	BloggerWave Inc.	BloggerWave ApS
	For the Year Ended December 31,		Pro Forma
	2008	2008	Adjustments	Pro Forma

Revenues net	$3,670	$149,311	$-	$152,981

Cost of Revenues	1,875	23,144	-	25,019

Gross Profit	1,795	126,167	-	127,962

Expenses:

General and administrative-
Professional fees	10,640	12,763	-	23,403
Consulting fee	-	-	-	0
Travel	2,079	16,561	-	18,640
Organization costs	-	-	-	0
Filing fees	-	-	-	0
Depreciation and amortization	415	474	-	889
Office rent	2,072	16,561	-	18,633
Other	3,053	194,331	-	197,384

Total general and administrative expenses	18,259	240,690	-	258,949

(Loss) from Operations	(16,464)	(114,523)	-	(130,987)

Other Income (Expense) :

Interest Income (Expense)	-	(808)	-	(808)

Provision for Income Tax	-	-	-	-

Net (Loss)	(16,464)	(115,331)	-	(131,795)

Other Comprehensive (Loss):
Foreign currency translation	-	3,396	-	3,396

Total Comprehensive (Loss)	$(16,464)	$(111,935)	$-	$(128,399)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(1,119.35)	$-	$(0.03)

Weighted Average Shares Outstanding	1,318,306	100	3,000,000	4,318,306

BLOGGERWAVE, INC (FORMERLY ELEVATED CONCEPTS INC.)
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE (LOSS)
NINE MONTHS ENDED JUNE 30, 2009

	Elevated Concepts, Inc.	Bloggerwave Aps
	Nine Months Ended	Nine Months Ended	Pro Forma
	June 30, 2009	September 30, 2009	Adjustment	Pro Forma

Revenues, net	$15,711	$41,360	$-	$57,071
Cost of Revenues	9,207	25,212	-	34,419
Gross Profit	6,504	16,148	-	22,652

Expenses

General and administrative-
Professional fees	10,620	19,809	-	30,429
Consulting fee	13,500	14,040	-	27,540
Travel	2,571	2,947	-	5,518
Filing fees	1,364	-	-	1,364
Depreciation and amortization	453	700	-	1,153
Office rent	2,071	9,971	-	12,042
Other	16,486	14,842	-	31,328
Total general and administrative expenses	47,065	62,309	-	109,374

Net (loss) from Operation	(40,561)	(46,161)	-	(86,722)

Other Income (Expense) :
Interest income	-	-	-	-
Provision for Income Tax	-	-	-	-
Net (Loss)	(40,561)	(46,161)	-	(86,722)
Other Comprehensive Income
Foreign currency translation	-	(5,580)	-	(5,580)

Total Comprehensive (Loss)	$(40,561)	$(51,741)	$-	$(92,302)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(517.41)		$(0.01)

Weighted Average Shares Outstanding	6,656,319	100	3,000,000	9,656,319

EXPLANATORY NOTES

Pro forma adjustments

1.
The elimination of common stock, paid-in capital and retained earnings of Bloggerwave Inc. and record issuance of additional 3, 000,000 shares of common stock of the Company in exchange for 100% ownership in Bloggerwave Inc. consistent with consolidation accounting treatment generally accepted for merge transactions. Intercompany balances and transactions have been eliminated in consolidation.

Assumptions

1.
The number of shares used on the pro forma net loss per share is based on the weighted average number of shares of Elevated Concepts Inc. that  would have been outstanding in the year had the merge occurred on January 1, 2008.

(c)            Shell Company Transactions.

The Merger Agreement filed as Exhibit 10.1 to the Form 8-K filed on September 14, 2009 is incorporated by reference herein.

(d)           Exhibits.

Exhibit Number	Description	Filed
3.1	Articles of Incorporation of Elevated Concepts, Inc. filed with the Nevada Secretary of State on December 21, 2006.	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on October 14, 2008.
3.2	Certificate of Amendment to the Articles of Incorporation of Bloggerwave Inc. filed with the Nevada Secretary of State on November 19, 2009.	Filed herewith.
3.3	Bylaws	Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006.
10.1	Agreement & Plan of Merger by and between the Registrant and Bloggerwave Inc., a company incorporated under the laws of Denmark.	Incorporated by reference to the Company's Form 8-K filed on September 14, 2009.
14.1	Code of Ethics	Filed herewith.
21.1	List of Subsidiaries	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOGGERWAVE INC.

Date: December 7, 2009	By:	/s/ Ulrik Svane Thomsen
Ulrik Svane Thomsen
CEO